Exhibit 15.0

May 2, 2023

Southern Copper Corporation

7310 North 16th St, Suite 135

Phoenix, AZ 85020

We are aware that our report dated May 2, 2023, on our review of the interim financial information of Southern Copper Corporation appearing in this Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, is incorporated by reference in Post-Effective Amendment No.3 to Registration Statement No. 333-150982 on Form S-8.

Galaz, Yamazaki, Ruiz Urquiza, S.C.

Member of Deloitte Touche Tohmatsu Limited

aulia
/s/ Paulina Ramos Ramirez
C.P.C. Paulina Ramos Ramirez
Mexico City, Mexico